UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020

New Age Beverages Corporation

(Exact name of registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202
(Address of principal executive offices) (Zip Code)

(303) 566-3066
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2020, Alicia Syrett was appointed as a director of New Age Beverages Corporation (the “Company”). Ms. Syrett will serve as a member of the Audit Committee and the Compensation Committee.

Ms. Alicia Syrett, age 42, has over 20 years of investment and financial management experience. She is the founder and CEO of Pantegrion Capital, a private investment firm, and has served as its Chief Executive Officer since 2011. Prior to forming Pantegrion Capital, from 2008 until 2011 Ms. Syrett was the Chief Administrative Officer for Mount Kellett, a multi-billion-dollar investment firm. From 2002 until 2008, she worked for HBK Investments and Farallon Capital, a multi-billion-dollar hedge fund where she was also the Chief Administrative Officer. She began her career at Donaldson, Lufkin and Jenrette. Ms. Syrett holds an MBA from both Columbia Business School and the London Business School and holds a bachelor’s degree in economics from the Wharton School at the University of Pennsylvania. Ms. Syrett is an accomplished author and media personality with multiple appearances on major network and cable news and financial programs.

The Company’s Board of Directors (the “Board”) has determined that Ms. Syrett is an independent director within the meaning of NASDAQ Rule 5605. Ms. Syrett qualifies to serve on the Board because of her extensive investment and financial management experience.

Ms. Syrett will receive compensation for her services on the Board and committees in the form of cash retainers and fees and equity awards, all as described under the caption “Director Compensation” of the Company’s proxy statement that was filed with the Securities and Exchange Commission on April 16, 2019, or as otherwise determined by the Board.

Ms. Syrett does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Syrett and any other persons pursuant to which she was selected as a director, and there are no transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 7, 2020, the Company issued a press release announcing Ms. Syrett’s appointment as a director on the Board. A copy of the press release is furnished as Exhibit 99.1 of this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

99.1	Press Release issued on January 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: January 7, 2020	By:	/s/ Gregory A Gould
Gregory A. Gould Chief Financial Officer